Exhibit 10.20

WESTWOOD HOLDINGS GROUP, INC.

MUTUAL FUND SHARE INCENTIVE AGREEMENT

AMENDMENT

THIS AMENDMENT OF THE MUTUAL FUND SHARE INCENTIVE AGREEMENT (The “Agreement”) dated February 7, 2012 between Mark Freeman (“Participant”) and Westwood Holdings Group, Inc. (the “Company” and, together with its subsidiaries, “WHG”), whose registered office is 200 Crescent Court, Suite 1200, Dallas, Texas, is made and entered into as of the 14 day of JANUARY, 2013.

Effective February 7, 2012, the Agreement is amended as follows:

1.	Revised Paragraph 2(a). Add the following sentence at the end of Paragraph 2(a):

The Morningstar rating assigned to the Fund for the Performance Period shall be the Overall Rating reflecting Fund performance through December 31 of the Performance Period as published by Morningstar on or about the third business day following the end of the Performance Period.

2.	Revised Paragraph 4(a). Remove Paragraph 4(a) A in its entirety and replace with the following language:

(a) General. Participant’s right to receive payment of the Account will become vested twelve (12) months from December 31, 2012, which is the end of the Performance Period (the “Stated Vesting Date”), subject to Participant’s continuous employment with WHG. If Participant’s employment with WHG terminates before the Stated Vesting Date (or before an Accelerated Vesting Date, as described below), the Participant will forfeit the entire Account balance and will have no further rights under or in respect of this Agreement, except where vesting terms that are more favorable to the Participant are specified elsewhere in this Agreement, in the employment agreement between Westwood Holdings Group, Inc. and Participant effective February 7, 2012, or as determined by the Committee (in its sole discretion), the vesting terms most favorable to the Participant shall control.

3.	Miscellaneous. Except as herein modified, the Agreement dated February 7, 2012 shall be and remain unchanged and in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WESTWOOD HOLDINGS GROUP, INC.

By:
Brian O. Casey
President and Chief Executive Officer

PARTICIPANT:

By:
Mark Freeman
Executive Vice President, Chief Investment Officer